Exhibit 32
CERTIFICATION

In connection with the Quarterly Report of EQT Midstream Partners, LP (the “Partnership”) on Form 10-Q for the period ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ David L. Porges	April 23, 2015
David L. Porges Chairman, President and Chief Executive Officer, EQT Midstream Services, LLC, the Partnership’s General Partner

/s/ Philip P. Conti	April 23, 2015
Philip P. Conti Senior Vice President and Chief Financial Officer, EQT Midstream Services, LLC, the Partnership’s General Partner